                                                                   EXHIBIT 10.34


                     LOAN DOCUMENT MODIFICATION AGREEMENT
                     ------------------------------------
                     (No. 1 dated as of December 6, 1995)
                     ------------------------------------

     LOAN DOCUMENT MODIFICATION AGREEMENT dated as of December 6, 1995 by and between SUMMAGRAPHICS CORPORATION, a Delaware corporation with its principal place of business at 8500 Cameron Road, Austin, Texas 78754-3999 (the "Borrower") and SILICON VALLEY BANK (the "Bank"), a California chartered bank
 --------                                 ----
with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, and with a loan production office located at Wellesley Office Park, 45 William Street, Wellesley, MA 02181, doing business under the name "Silicon Valley East".

     1. Reference to Existing Loan Documents.
        ------------------------------------

     Reference is hereby made to that Credit Agreement dated July 18, 1994, between the Bank and the Borrower (with the attached schedules and exhibits, the "Credit Agreement") and the Loan Documents referred to therein, including
 ----------------
without limitation that certain Promissory Note of the Borrower dated July 18, 1994, in the principal amount of $8,000,000 (the "Note"), and the Security
                                                 ------
Documents referred to therein. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same respective meanings as set forth in the Credit Agreement.

     2. Effective Date.
        --------------

     This Agreement shall become effective as of December 6, 1995 (the "Effective Date"), provided that the Bank shall have received the following on
 --------------
or before December 6, 1995 and provided further, however, in no event shall this Agreement become effective until signed by an officer of the Bank in California.

           i.   two copies of this Agreement, duly executed by the Borrower;

           ii. an amended and restated promissory note in the form enclosed herewith (the "Amended Note"), duly executed by the Borrower;
                              --------------

           iii. a Warrant to purchase 37,500 shares of your common stock, in the form furnished to you by the bank (the "Warrant"), duly executed
                                                       ---------
                by you, a copy of the form of the Warrant is attached hereto as
                Exhibit 1;

           iv. a Stock Pledge Agreement, duly executed by you, a copy of the form of the Stock Pledge Agreement is attached hereto as
                Exhibit 2;

           v. the Borrower shall have executed such UCC-1 forms as the Bank shall have requested;

           vi. Borrower and Harvard Manufacturing Ventures, LLC shall have executed and entered into the Manufacturing Agreement dated September 13, 1995 attached hereto as Exhibit 2(vi);

          vii. the favorable opinion of the general counsel of the Borrower, in form and substance satisfactory to the Bank and its special counsel;

          viii. evidence of the approval by your Board of Directors of this Agreement, the Amended Note and the Warrant.

     Also, as of the Effective Date, the Bank hereby retroactively waives any Default or Event of Default that may have arisen prior to the Effective Date:
(i) as a result of the failure of the Company to comply with the Obligations; or
(ii) which could have otherwise resulted in an Event of Default. The foregoing waiver is solely with respect to the aforementioned Events of Default and no other waiver is hereby extended.

     By the signature of its authorized officer below, the Borrower is hereby representing that, except as modified in Schedule AA attached hereto, the
                                         -----------
representations of the Borrower set forth in the Loan Documents (including those contained in the Credit Agreement, as amended by this Agreement) are true and correct as of the Effective Date as if made on and as of such date. In addition, the Borrower confirms its authorization as to the debiting of its account with the Bank in the Aggregate amount of $25,000, of which $5,000 shall be debited as of the Effective Date and an additional $20,000 to be debited on the sixtieth day thereafter, in order to pay the Bank's facility fee for the period up to and including the extended Expiry Date. Finally, the Borrower agrees that, as of the Effective Date, it has no defenses against its Obligations to pay any amounts under the Credit Agreement, this Agreement and the other Loan Documents.

     In consideration for the Bank's agreeing to this Agreement, the Borrower hereby releases and forever discharges the Bank and its affiliates, officers, directors, agents, attorneys, employees, successors and assigns of and from all manner of actions, causes of action, suits, judgments, claims and demands whatsoever, at law or in equity which have arisen before or as of the Effective Date whether in connection with the transactions contemplated by the Credit Agreement, this Agreement or otherwise.

     3. Description of Change in Terms.
        ------------------------------

     As of the Effective Date, the Credit Agreement is modified in the following respects:

     a. As described in Schedule AA hereto which is incorporated herein by reference.

     b. The Credit Agreement and the other Loan Documents are hereby amended wherever necessary or appropriate to reflect the foregoing changes.

     4. Continuing Validity.
        -------------------

     Upon the effectiveness hereof, each reference in each Security Instrument or other Loan Document to "the Credit Agreement," "thereunder", "thereof", "therein", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby. Except as specifically set forth above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. Each of the other Loan Documents is in full force and effect and is hereby ratified and confirmed. The amendments set forth above (i) do not constitute a waiver or modification of any term, condition or covenant of the Credit

Agreement or any other Loan Document, other than as expressly set forth herein, and (ii) shall not prejudice any rights which the Bank may now or hereafter have under or in connection with the Credit Agreement, as modified hereby, or the other Loan Documents and shall not obligate the Bank to assent to any further modifications.

     5. Miscellaneous.
        -------------

          a. This Agreement may be signed in one or more counterparts each of which taken together shall constitute one and the same document.

          b. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

          c. THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS LOAN MODIFICATION AGREEMENT, PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA.

          d. The Borrower agrees to promptly pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this letter amendment and the other instruments and documents to be delivered hereunder,

                    [Remainder of page intentionally blank]
including, upon execution hereof, the reasonable fees and out-of-pocket expenses of Sullivan & Worcester in the approximate amount of $23,000 (by certified check or wire transfer), special counsel for the Bank with respect thereto.

     IN WITNESS WHEREOF, the Bank and the Borrower have caused this Agreement to be signed under seal by their respective duly authorized officers as of the date set forth above.

                                        Sincerely,

                                        SILICON VALLEY EAST, a Division
                                          of Silicon Valley Bank

                                        By: /s/    JAMES MAYNARD
                                           ----------------------------
                                           Name:  JAMES MAYNARD
                                           Title: Vice President

                                        SILICON VALLEY BANK


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:
                                           (signed in Santa Clara, CA)

                                        SUMMAGRAPHICS CORPORATION


                                        By: /s/  DAVID G. OSOWSKI
                                           ----------------------------
                                           Name:  David G. Osowski
                                           Title: Senior Vice President Finance

                                  Schedule AA
                    to Loan Document Modification Agreement
                 between Summagraphics Corporation ("Borrower")
                       and Silicon Valley Bank ("Bank")
                       --------------------------------

     The Credit Agreement is, effective as of the Effective Date, hereby amended as follows:

     1. Section 1 of the Credit Agreement is hereby restated in its entirety as follows:

        "Section 1. Loan.
         ---------  ----

               1.1  Amount. During the period July 18, 1994 through the
                    ------
Effective Date, the Bank has lent to Borrower certain monies (the "Tranche A
                                                                   ---------
Loans"). The outstanding aggregate amount of the Tranche A Loans is
- -----
$6,991,430.20. The Borrower has requested the Bank to finance a consultants feasibility report, the Bank agrees to advance to the Borrower an additional $50,000, (the "Tranche B Loans," together with the Tranche A Loans shall be
               ---------------
referred to as the "Loans" or "Extensions of Credit"). All references herein to
                    -----      --------------------
the "Line of Credit Loans" shall instead be a reference to the Loans. The Loans shall be paid by the Borrower to the Bank pursuant to the terms and conditions as set forth herein. Except as otherwise payable pursuant to Section 1.4, the Loans shall be due and payable in full on September 30, 1996 (the "Maturity
                                                                   --------
Date").
- ----

               1.2 Term Note. The Loans shall be evidenced by and payable with interest in accordance with the promissory note of Borrower in the form attached hereto as Exhibit A dated the Effective Date (the "Amended Note"). All
          ---------                                ------------
references herein to the Note shall instead be a reference to the Amended Note.

               1.3 Section 1.3 of the Credit Agreement shall be deleted in its entirety.

               1.4  Repayment. The Borrower shall pay the Loans and interest
                    ---------
thereon in accordance with the following terms:

                    (i) if the Borrower shall issue Subordinated Debt from time to time hereafter, then the first $2,000,000 in proceeds thereof shall be immediately paid to the Bank to reduce the outstanding Loans;

                    (ii) Borrower shall each Banking Day pay to the Bank to be applied to the outstanding Loans: (a) 1% of the total funds received from the daily collection of all of CAD's third-party accounts receivable, and (b) 3% of the total funds received from the daily collection of Summagraphic North America's third-party accounts receivable, except to the extent CAD is a customer of the Borrower and the collection has been accounted for and payment made pursuant to Subsection 1(ii)(a) above;

                    (iii) In the event of a sale of CAD and/or the Borrower's
               output business division (or a substantial portion of the assets associated with either

               CAD and/or the Borrower's output business division), Borrower shall immediately:

                         (a) assign and pledge to the Bank any and all
                    instruments, documents, or evidence of indebtedness received in consideration of the sale; and (b) pay to the Bank in the event of a sale of (x) CAD, 100% of the cash proceeds of sale net of the reasonable cost of disposition; or (y) the output business division, 50% of the cash proceeds of sale net of the reasonable cost of disposition;

                    (iv) In the event the Borrower proceeds with a sale of its existing raw material inventory of the SummaJet product line (the "SJ Inventory") to Salisbury Supply Company ("SSC") under the
                ------------                                 ---
               Borrower's manufacturing agreement with Harvard Manufacturing Ventures LLC ("HMV") dated September 13, 1995, and together with
                              ---
               SSC the first amendment thereto as shall be agreed to at a future date, then the Borrower shall pay to the Bank (a) an amount equal to 40% of the first $500,000 of gross proceeds Borrower receives from SSC. Borrower may sell SJ Inventory to SSC provided that at no time shall the amount of SJ Inventory sold to SSC minus the amount of finished SG Inventory purchased by Borrower from HMV (the "SJ Balance") exceed $500,000. However, the
                              ----------
               Borrower proceeding with the aforementioned arrangement with SSC is conditioned upon the Bank receiving the proceeds in the proportions noted above, from any financing provided by State of Maryland and entities related to the State of Maryland, to either the Borrower or SSC for the purpose of financing the purchase of SJ Inventory from the Borrower and provided further that the Bank is secure that its Collateral is not impaired by the Borrower's transactions with SSC or HMV; and

                    (v) Interest accruing on the Loans as provided in the
               Amended Promissory Note, shall be debited from the Borrower's accounts maintained at the Bank on the thirtieth (30th) day of each month. Without limiting the foregoing, all Obligations owed to the Bank shall in any event be satisfied in full by Borrower on or before September 30, 1996 (the "Maturity Date").
                                                     -------------

     2. Each of Section 1.5, Section 1.6, Section 1.7 and Section 1.8 of the Credit Agreement shall be deleted in their entirety.

     3. Section 2.1 of the Credit Agreement is hereby restated in its entirety as follows:

             "2.1 Interest Rates.
                  --------------

             (a) The Borrower agrees to pay interest on the unpaid principal amount of the Loans for each day from and including the Effective Date to but excluding the date the principal amount of such Loans is due (whether at maturity, by acceleration or otherwise), at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin (as defined below) which interest rate shall change when the Prime Rate shall change. The "Applicable Margin" shall be four (4) percent (4%) per
                           -----------------
        annum. Such interest shall be payable monthly in arrears on the last day of each month commencing with the first such date hereafter and when the principal amount of such Loans is due (whether at maturity, by acceleration or otherwise).

          (b) Any overdue principal of the Loans and overdue interest thereon, shall bear interest (after as well as before judgment), payable on demand, for each day from and including the date payment was due to but excluding the date of actual payment, at a fluctuating rate per annum equal to the rate of interest applicable under Section 2.1(a) immediately prior to the occurrence of the delinquency."

     4. Section 2.4 of the Credit Agreement shall be amended by deleting the second sentence in its entirety.

     5. Section 3.1(b) of the Credit Agreement shall be amended by adding a new sentence following the phrase "Loan Documents" in the fourth line thereof, as follows:

        "In addition, Borrower agrees to enter into a Stock Pledge Agreement in favor of the Bank in the form of Exhibit 2 hereto (the "Stock Pledge
                                         ---------              ------------
        Agreement") and to deliver to the Bank as provided therein certificates
        ---------
        for such respective number and percentage of the outstanding shares of stock for each of: (i) CAD Warehouse, Inc.; (ii) Summagraphics, N.V.;
        (iii) Summagraphics Europe, N.V.; (iv) Summagraphics Ltd.; and (v) Summagraphics, GmbH.''

     6. Sub-paragraph (b) of Section 5.6 shall be amended by deleting the phrase "February 28, 1994" in each of the second and fifth lines thereof and substituting in its place the date "August 31, 1994" and is further amended by deleting the phrase "nine-month" appearing in the third and sixth lines thereof and substituting the phrase "3-month."

     7. Section 5.17 of the Credit Agreement shall be deleted in its entirety.

     8. Subparagraph (a) of Section 6.4 of the Credit Agreement is restated in its entirety as follows:

        "(a) within twenty-five (25) days after the end of each calendar month, the unaudited, consolidated and consolidating balance sheet and income statement of Summagraphics North America, which shall include the results of CAD; within twenty-five (25) days after the end of each calendar month (45 days with respect to the last month of the first three fiscal quarters of each fiscal year and 90 days with respect to the last month of the fiscal year), the unaudited consolidated and consolidating balance sheet and income statement of the Borrower and its Significant Subsidiaries (if any) as at the end of, and for, such month (provided, however, that in the case of financial statements for the last month of any fiscal quarter, such financial statements shall include an income statement for such fiscal quarter), accompanied by a certificate of the chief financial officer of the Borrower (or other Authorized Officer) to the effect that such financial statements fairly present the consolidated financial condition of the Borrower and its significant Subsidiaries (if any) as of the end of such month, and the consolidated results of their operations for such month, in each case in accordance with GAAP (except for the absence of footnotes) consistently applied (subject to normal year-
         end audit adjustments). To the extent that the actual monthly financial results reported for Summagraphics North America vary by an amount of 10% or more from that of the Borrower's projected revenues and net profit and loss provided to the Bank by the Borrower on September 13, 1995 and attached hereto as Exhibit 3, then the Borrower shall deliver to the Bank an explanation of the reasons, effects, and other pertinent matters in regard to the variance at the time of the delivery of monthly financial reports.

     9. Subparagraph (c) of Section 6.4 of the Credit Agreement shall be amended by deleting the phrase "monthly" in the first line and inserting in its place the phrase "quarterly".

     10. Subparagraph (d) of Section 6.4 of the Credit Agreement is hereby restated in its entirety as follows:

              "(d) semi-monthly within seven (7) days of each of the fifteenth day and of the last day of each fiscal month of the Borrower; (i) a list of the accounts receivable aging for the Borrower; (ii) a Borrowing Base Certificate signed by the chief financial officer or the president of the Borrower, or other authorized officer of Borrower, in each case, as of the end of such period and in such form as the Bank may prescribe, all in reasonable detail and appropriately completed; and (iii) a listing of accounts payable."

     11. Subparagraph (f) of Section 6.4 of the Credit Agreement is restated in its entirety as follows:

              "(f) a copy of any management letter provided to the Borrower by the Accountants, promptly following its availability, if any."

     12. Section 6.4 of the Credit Agreement is hereby amended by adding a new sub-paragraph (k) and (l), respectively, as follows:

              "(k) The Borrower shall upon the execution hereof and within seven
         (7) days following the end of each fiscal quarter of the Borrower provide the bank with a schedule of names and addresses for each of its accounts receivable debtors.

              (l) On the first Banking Day of each week the Borrower shall provide the Bank: (i) a report as to the status of its efforts to sell its assets; and (ii) a rolling six (6) weeks cash flow projection;"

     13. Section 6.8 of the Credit agreement is hereby amended by restating in its entirety the proviso at the end of such section as follows:

              "provided, however, the Bank shall not conduct more than one such inspection of the Borrower's books and records in any fiscal quarter unless there occurs an Event of Default. Borrower shall pay for reasonable out-of-pocket cost of such inspection."

     14. Section 6 of the Credit Agreement is hereby amended by adding a Section 6.14, as follows:

              "6.14 Daily Reporting. As of the Effective Date, so long as any
                    ---------------
         Obligations remain outstanding under this agreement, Borrower shall provide to Bank reporting satisfactory to assure that the Loans' reduction is in correct proportion relative to the collections, pursuant to Section 1.4, which shall include, without limitation, reports substantially in the form of Exhibit 4 attached hereto, evidencing the collection of: (i) accounts receivable allocable to CAD;
         (ii) the collection of all non-Affiliate accounts receivable of Summagraphics North America, exclusive of CAD; and (iii) collection journals.

     15. Section 7.4 of the Credit Agreement is hereby restated in its entirety as follows:

              "7.4 Disposition of Assets. Except as provided at Section 1.4(iii)
                   ---------------------
         the Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, accounts receivable and leasehold assets), whether now owned or hereafter acquired, except: (i) the sale of inventory and of obsolete or worn-out property, in the ordinary course of business; (ii) the sale of SJ Inventory, with the Bank receiving a portion of all proceeds received as provided at Section 1.4(iv), and providing further that the Bank's security interest shall automatically be deemed released upon its receipt of such payment, but that unless and until such payments are received by the Bank it shall retain its security interest in the SJ Inventory; and (iii) with the written consent of the Bank, which shall not be unreasonably withheld, the sale or other disposition of any other property, provided that in the event of the sale of an entire business division of the Borrower's, the Bank shall immediately receive cash proceeds of sale net of the reasonable cost of disposition equal to the greater of $4,000,000 or 50% thereof; except that in the event of the sale of the Borrower's cutter business division the Bank shall immediately receive the greater of $3,500,000 or 50% thereof, to be applied to the repayment of the Loans hereunder."

     16. Section 7.5 of the Credit Agreement is hereby amended by deleting subparagraphs (c) and (d) thereof in their entirety, and by restating subparagraphs (c) and (d) thereof as follows:

              "(c) Purchase Money Indebtedness in an amount not to exceed at any time $50,000 in the aggregate; provided that, giving effect to the incurrence of such Purchase Money Indebtedness and to the receipt and application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing.

              (d) Subordinated Debt incurred by the Borrower after the date hereof; provided that the first $2,000,000 of the net proceeds of such
                 --------
         Subordinated Debt shall immediately be delivered to the Bank to be applied to the repayment of the Loans hereunder."

     17. Section 7.10 of the Credit Agreement shall be restated in its entirety as follows:

              "Quick Ratio. The Borrower will not permit the Quick Ratio of
               -----------
         Summagraphics North America at the end of any of the following fiscal quarters to be less than the ratio set forth below opposite such quarter:

                 Fiscal Quarter Ending                 Quick Ratio
                 ---------------------                 -----------
                 2/28/96 and thereafter                  0.30:1"

     18. Section 7.11 of the Credit Agreement shall be restated in its entirety as follows:

              "The Borrower will not permit Net Loss of Summagraphics North America for any of the following fiscal quarters to be greater than the amount set forth below opposite such fiscal quarter:

                 Fiscal Quarter Ending               Maximum Net Loss
                 ---------------------               ----------------
                      2/28/96                            $250,000

         In addition, Summagraphics North America shall have a minimum Net Profit of $150,000 for the quarter ending May 31, 1996."

     19. Section 7.12 of the Credit Agreement shall be restated in its entirety as follows:

              "The Borrower will not permit the ratio of Total Senior Liabilities to Tangible Net Worth of Summagraphics North America to exceed 3.0 to 1 at the end of any fiscal quarter."

     20. Section 7.13 of the Credit Agreement is hereby deleted in its entirety.

     21. Section 8.1 of the Credit Agreement is hereby amended by adding a new sub-paragraph (n), as follows:

              "(n) the Borrower or any Subsidiary shall experience a Change in Control, unless otherwise assented to by the Bank in writing."

     22. Section 8.2 of the Credit Agreement should be amended by: (a) deleting subsection (a) thereof; and (b) deleting the phrase "the Line of Credit Commitment shall be automatically terminated and" beginning in the tenth line thereof.

     23. Section 9.1 of the Credit Agreement shall be amended as follows:

              (i) deleting the phrase and the definition for the phrase "Commitment Expiration Date";

              (ii) deleting the phrase and the definition for the phrase "Current Ratio."

              (iii) deleting the phrase "May 31, 1993" from the definition of "Financial Statements Date" and substituting the date August 31, 1995.

              (iv) deleting the phrase and the definition for the phrase "Letter of Credit Usage";

              (v) deleting the phrase and the definition for the phrase "Line of Credit Commitment"; and

              (vii) deleting the phrase and the definition for the phrase "Rate Reduction Event".

     24. Section 9.1 of the Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order:

              "Borrowing Base" means an amount equal to the sum of (A) 80% of
               --------------
              all Eligible Domestic Accounts Receivable and (B) 80% of Eligible International Accounts Receivable.

              "CAD" means CAD Warehouse, Inc., a Nevada corporation which is a
               ---
              wholly-owned Subsidiary of the Borrower with its principal place of business at 515 Freeway Drive, Unit D, Macedonia, Ohio 44056.

              "Change in Control" shall be deemed to have occurred if (a) any
               -----------------
              "person" or "group" of persons (within the meaning of Rule 13(d)-5 of the Securities and Exchange Commission as in effect on the date hereof) (but excluding current members of senior management) shall own, directly or indirectly, beneficially or of record, outstanding shares of capital stock of the Borrower representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding stock of the Borrower, unless such ownership interest shall result from the issuance of Subordinated Debt pursuant to Section 1.4(i) hereof, in which event an amount no greater than 50% shall be permissible; (b) a majority of the seats (other than vacancies) on the board of directors of the Borrower shall at any time be occupied by persons who were neither nominated nor appointed by the current senior management of the Borrower nor appointed by directors so nominated or appointed; or
              (c) any person or group shall otherwise directly or indirectly Control (as defined below) the Borrower. For purposes hereof, "Control" shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a person or of the Borrower, whether through the ownership of owning securities, by contract or otherwise.

              "Quick Ratio" means, at any time, all cash and accounts
               -----------
              receivable, less reserves for doubtful accounts, of Summagraphics North America determined in accordance with GAAP, divided by the aggregate of all Current Liabilities.

              "Summagraphics North America" means the Borrower and CAD.
               ---------------------------

     25. There is hereby inserted at the end of Section 10.1 the following new sentence:

              All financial covenants set forth in Section 7.10 through 7.12 shall be measured consistently with Summagraphics North America's fiscal quarters and based on the internally prepared financial statements of Summagraphics North America.

     26. There is hereby inserted at the end of Section 10.13 a Section 10.14 as follows:

              "All Schedules referenced herein and attached hereto shall be true and accurate as of the Effective Date and at such other times as otherwise provided herein."